Exhibit 99.1

Adicet Announces Completion of Merger with resTORbio

- Adicet Emerges as a Leading Allogeneic Gamma Delta T Cell Therapy

Company Focused on Oncology -

-Trading to Commence on September 16, 2020 on

The Nasdaq Global Market Under Ticker Symbol “ACET”-

Menlo Park, CA and Boston, MA – September 15, 2020 – Adicet Bio, Inc., a biotechnology company discovering and developing allogeneic gamma delta T cell therapies for cancer and other diseases, today announced the completion of its previously announced merger with resTORbio, Inc. (previously trading on Nasdaq under the symbol “TORC”). The new combined company will operate under the name Adicet Bio, Inc. and will commence trading on the Nasdaq Global Market under the ticker symbol “ACET” on September 16, 2020.

Adicet will focus on advancing its pipeline of “off-the-shelf” gamma delta T cells, engineered with chimeric antigen receptors and T cell receptor-like antibodies to enhance selective tumor targeting, facilitate innate and adaptive anti-tumor immune response, and improve persistence for durable activity in patients.

“The closing of this merger transaction marks the beginning of a new chapter for Adicet as a publicly traded company,” said Chen Schor, President and Chief Executive Officer of Adicet. “We believe that our allogeneic gamma delta T cell approach may provide a unique treatment paradigm by combining the innate anti-tumor response, consistent with natural killer cells, and adaptive anti-tumor response consistent with other populations of T cells, such as alpha-beta T cells. We look forward to progressing multiple programs into the clinic, targeting both hematological and solid tumors.”

Adicet anticipates the following near-term milestones:

•	File IND for ADI-001 CD20 gamma delta CAR-T

•	Phase 1 clinical study of ADI-001 in non-Hodgkin’s lymphoma

•	ADI-001 expansion in diffuse large B-cell lymphoma and/or mantle cell lymphoma

•	File IND for ADI-002 GPC3 gamma-delta CAR-T

•	Initiate Phase 1 clinical study in hepatocellular carcinoma and other solid tumors

In connection with the closing of the merger, resTORbio effected a 7:1 reverse split of its common stock. Post-merger and post-reverse split, Adicet has approximately 19,589,828 shares of common stock issued and outstanding with prior Adicet equityholders collectively owning approximately 75% of the combined company on a fully-diluted basis, and prior resTORbio equityholders collectively owning approximately 25% of the combined company on a fully-diluted basis (in each case excluding equity incentives available for grant). In addition, each holder of resTORbio common stock as of immediately prior to the effective time of the merger received a contingent value right, entitling such holders to receive substantially all of the net proceeds from the commercialization, if any, received from a third party commercial partner of RTB101, a small molecule product candidate, previously developed by resTORbio, that is a potent inhibitor of target of rapamycin complex 1 (TORC1), for a COVID-19 related indication.

For the merger transaction, JMP Securities LLC acted as financial advisor to resTORbio, Goodwin Procter LLP served as legal counsel to resTORbio and Morrison & Foerster LLP served as legal counsel to Adicet.

A Current Report on Form 8-K containing more detailed information regarding the merger transaction will be filed with the Securities and Exchange Commission.

Board of Directors and Leadership Team Updates

The combined company will be led by Chen Schor as President and Chief Executive Officer with offices in Menlo Park and Boston. The Board of Directors of Adicet will be composed of Carl Gordon, Ph.D. (Chairman), Erez Chimovits, Aya Jakobovits, Ph.D., and Yair Schindel, M.D., who join from Adicet’s board of directors, Jeffery A. Chodakewitz, M.D. and Mr. Schor, who join from resTORbio’s board of directors, and Steve Dubin, who joined the Board of Directors at the closing. Joining Mr. Schor on the Adicet executive team are Stewart Abbot, Ph.D., as Senior Vice President and Chief Operating and Scientific Officer, Francesco Galimi, M.D., Ph.D., as Senior Vice President and Chief Medical Officer, Lloyd Klickstein, M.D., Ph.D., as Chief Innovation Officer and Carrie Krehlik, as Senior Vice President and Chief Human Resource Officer.

About Adicet Bio, Inc.

Adicet Bio, Inc. is a biotechnology company discovering and developing allogeneic gamma delta T cell therapies for cancer and other diseases. Adicet is advancing a pipeline of “off-the-shelf” gamma delta T cells, engineered with chimeric antigen receptors and T cell receptor-like antibodies to enhance selective tumor targeting, facilitate innate and adaptive anti-tumor immune response, and improve persistence for durable activity in patients. For more information, please visit our website at http://www.adicetbio.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: future product development plans and projected timelines for the initiation and completion of preclinical and clinical trials and other activities; the potential for the results of ongoing preclinical or clinical trials and the efficacy of Adicet’s drug candidates; and future product development and regulatory strategies, including with respect to specific indications. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” and other similar words or expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Adicet’s current beliefs, expectations and assumptions regarding the future of Adicet’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: (i) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement;(ii) unanticipated difficulties or expenditures relating to the merger, the response of business partners and competitors to the announcement or completion of the merger, and/or potential difficulties in employee retention as a result of the announcement or completion of the merger; (iii) the combined company’s listing on the Nasdaq Global Market; (iv) the adequacy of the combined company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; (v) the nature, strategy and focus of the combined company; (vi) the difficulty in predicting the time and cost of development of Adicet’s product candidates; (vii) Adicet’s plans to develop and commercialize its product candidates, including, but not limited to, ADI-001 and ADI-002; (viii) the timing of initiation of Adicet’s planned clinical trials; (ix) the timing of the availability of data from Adicet’s clinical trials; (x) the timing of any planned investigational new drug application or new drug application; (xi) Adicet’s plans to research, develop and commercialize its current and future product candidates; (xii) Adicet’s ability to enter into new collaborations, and to fulfill its obligations under any such collaboration agreements; (xiii) the clinical utility, potential benefits and market acceptance of Adicet’s product candidates; (xiv) Adicet’s commercialization, marketing and manufacturing capabilities and strategy; (xv) Adicet’s ability to identify additional products or product candidates with significant commercial potential and to expand its pipeline in oncology and other diseases; (xvi) developments and projections relating to Adicet’s competitors and its industry; (xvii) the impact of government laws and regulations; (xviii) the impact of public health epidemics affecting countries or regions in which we have operations or do business, such as COVID-19, which has been labeled a pandemic by the World Health Organization, the timing and anticipated results of Adicet’s clinical trials; (xix) the risk that the results of Adicet’s clinical trials may not be predictive of future results in connection with future clinical trials; (xx) the timing and outcome of Adicet’s planned interactions with regulatory authorities; (xxi) Adicet’s ability to protect its intellectual property position; (xxii) Adicet’s estimates regarding future revenue, expenses, capital requirements and need for additional financing; and (xxiii) those risks detailed in resTORbio’s definitive proxy statement/prospectus/information statement filed with the SEC on August 21, 2020, as well as discussions of potential risks, uncertainties, and other important factors in Adicet’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. None of Adicet, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward- looking statement, whether as result of new information, future events or otherwise, except as required by law.

Adicet Bio., Inc.

Investor and Media Contacts

Anne Bowdidge

abowdidge@adicetbio.com

Janhavi Mohite

Stern Investor Relations, Inc.

212-362-1200

janhavi.mohite@sternir.com